Jennison Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


    					July 26, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re: Jennison Sector Funds, Inc.
         File No. 811-03175


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Sector Funds, Inc.
for the semi-annual period ended May 31, 2005.  The Form
N-SAR was filed using the EDGAR system.



                                Very truly yours,



				/s/ Jonathan D. Shain
                                       Jonathan D. Shain
                                Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of July 2005.







Jennison Sector Funds, Inc.





Witness: /s/ Jonathan D. Shain	By:/s/ Grace C. Torres
            Jonathan D. Shain	  Grace C. Torres
            Assistant Secretary			Treasurer






























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